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                                                                     EXHIBIT 28A

First Chicago Master Trust II
Excess Spread Analysis
For the month ended October 31, 2000


Card Trust                         FCMT2 95-M         FCMT2 95-O         FCMT2 95-P          FCMT2 96-Q         FCMT2 96-S
Deal Size                             $500 MM            $500 MM            $500 MM             $900 MM            $700 MM
Expected Maturity                    10/15/02           12/16/02           12/15/00            02/15/02           12/16/02
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

Excess Spread:
        Portfolio Yield                24.23%             24.23%             24.23%              24.23%             24.23%
        Less:  Coupon                   6.88%              6.89%              6.82%               6.78%              6.80%
        Less:  Serv Fees                1.50%              1.50%              1.50%               1.50%              1.50%
        Less:  Net Charge-Offs          7.23%              7.23%              7.23%               7.23%              7.23%
Excess Spread:
                       Oct-00           8.62%              8.62%              8.69%               8.72%              8.71%
                       Sep-00           7.28%              7.27%              7.34%               7.38%              7.36%
                       Aug-00           9.50%              9.50%              9.56%               9.61%              9.59%
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3-Mo. Avg Excess Spread                 8.47%              8.46%              8.53%               8.57%              8.55%
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Over 30 Day Delinquency                 4.58%              4.58%              4.58%               4.58%              4.58%
Monthly Payment Rate                   32.29%             32.29%             32.29%              32.29%             32.29%


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
Card Trust                         FCMT2 97-U         FCMT2 98-V         FCMT2 99-W          FCMT2 99-X         FCMT2 99-Y
Deal Size                             $400 MM             $1 BIL            $750 MM             $750 MM            $550 MM
Expected Maturity                    10/15/02           10/15/01            3/15/02             6/16/03            8/15/03
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

Excess Spread:
        Portfolio Yield                24.23%             24.23%             24.23%              24.23%             24.23%
        Less:  Coupon                   6.78%              6.97%              6.91%               6.87%              6.88%
        Less:  Serv Fees                1.50%              1.50%              1.50%               1.50%              1.50%
        Less:  Net Charge-Offs          7.23%              7.23%              7.23%               7.23%              7.23%
Excess Spread:
                       Oct-00           8.72%              8.54%              8.59%               8.64%              8.63%
                       Sep-00           7.38%              7.19%              7.32%               7.29%              7.28%
                       Aug-00           9.61%              9.42%              9.55%               9.52%              9.51%
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3-Mo. Avg Excess Spread                 8.57%              8.38%              8.49%               8.48%              8.47%
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Over 30 Day Delinquency                 4.58%              4.58%              4.58%               4.58%              4.58%
Monthly Payment Rate                   32.29%             32.29%             32.29%              32.29%             32.29%
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Note: Chargeoffs are presented net of recoveries